As filed with the Securities and Exchange Commission on June 29, 2004
Registration No. 33-53349

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1
TO REGISTRATION STATEMENT
ON FORM S-8
UNDER
THE SECURITIES ACT OF 1933

ORACLE CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	94-2871189 (I.R.S. Employer Identification No.)

500 Oracle Parkway
Redwood City, California 94065

(Address of Principal Executive Offices Including Zip Code)

AMENDED AND RESTATED 1993 DIRECTORS’ STOCK PLAN
(formerly 1993 DIRECTORS’ STOCK OPTION PLAN)

(Full title of the plan)

Daniel Cooperman
Senior Vice President, General Counsel & Secretary
Oracle Corporation
500 Oracle Parkway
Redwood City, California 94065

(Name and address of agent for service)

(650) 506-7000

(Telephone number, including area code, of agent for service)

Copy to:

Bruce K. Dallas
Davis Polk & Wardwell
1600 El Camino Real
Menlo Park, California 94025
(650) 752-2000

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed
	Amount to be	Offering Price	Maximum Aggregate	Amount of
Title of Securities to be Registered	Registered	Per Share	Offering Price	Registration Fee
Common Stock, $.01 par value per share (1)(2)	(3)	(4)	(4)	(4)

(1)	Includes rights (“Rights”) issuable pursuant to the Stockholder Rights Plan dated December 3, 1990, as amended on January 24, 1994, March 31, 1998 and March 22, 1999.

(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of additional shares that may be offered or issued pursuant to the Amended Plan (as defined below) as a result of stock splits, stock dividends or similar transactions.

(3)	The Registrant hereby amends this Registration Statement wherein 20,250,000 shares of common stock, par value $.01 (as adjusted for stock splits), were registered for issuance under the Oracle Corporation 1993 Directors’ Stock Option (the “Directors’ Plan”). On October 13, 2003, the stockholders of Oracle Corporation approved an amended and restated version of the Directors’ Plan (the “Amended Plan”), which, among other things, provided for the issuance of up to 8,000,000 shares, a decrease from the amount of shares available under the Directors’ Plan. This post-effective amendment amends the Registration Statement by deregistering 6,479,034 shares of the 14,012,786 shares previously available for issuance under the Directors’ Plan.

(4)	The filing fee for the registered securities was previously paid with the Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a)	The Registrant’s latest annual report on Form 10-K (the “Annual Report”) for the fiscal year ended May 31, 2004, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed (the “Annual Report”).

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above.

(c)	The descriptions of the Registrant’s Common Stock and of certain rights associated with such Common Stock (the “Rights”) contained in the Registrant’s registration statements filed with the Commission under Section 12 of the Exchange Act on April 2, 1986 (with respect to the Common Stock) and on December 10, 1990, January 24, 1994, March 31, 1998 and March 22, 1999 (with respect to the Rights), including any amendments or reports filed for the purpose of updating such descriptions.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 5. INTERESTS OF EXPERTS AND NAMED COUNSEL.

     As of June 29, 2004, George Gucker, who is issuing the opinion of the Registrant’s Legal Department on the legality of the Registrant’s Common Stock offered hereby, is a Senior Corporate Counsel of the Registrant. Mr. Gucker owns Common Stock of the Registrant and holds employee stock options to purchase Common Stock of the Registrant.

ITEM 8. EXHIBITS.

Exhibit
Number	Exhibit
4.01(1)	Amended and Restated Preferred Shares Rights Agreement, dated March 31, 1998.
4.02(2)	Amendment Number One to the Amended and Restated Preferred Shares Rights Agreement, dated March 22, 1999.
4.03(3)	Specimen Certificate of Registrant’s Common Stock.
5.01	Opinion of Counsel, with respect to issuances pursuant to the Directors’ Plan.
23.01	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.02	Consent of Counsel (included in Exhibit 5.1).
24.01	Power of Attorney (included on signature page).
99.01(4)	Oracle Corporation Amended and Restated 1993 Directors’ Stock Plan.

(1)	Incorporated by reference to the Form 8-A/A filed on March 31, 1998.
(2)	Incorporated by reference to the Form 8-A/A filed on March 22, 1999.
(3)	Incorporated by reference to the Form 10-K filed on August 10, 2001.
(4)	Incorporated by reference to the Form 10-Q filed on December 18, 2003.

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ITEM 9. UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under “Item 6 — Indemnification of Directors and Officers” or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood Shores, State of California, on June 29, 2004.

ORACLE CORPORATION
/s/ Jeffrey O. Henley
Jeffrey O. Henley
Chairman, Executive Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey O. Henley, Daniel Cooperman and Matthew Ng, and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Name	Title	Date
/s/ Lawrence J. Ellison Lawrence J. Ellison	Chief Executive Officer and Director (Principal Executive Officer)	June 29, 2004
/s/ Jeffrey O. Henley Jeffrey O. Henley	Chairman of the Board of Directors, Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 29, 2004
/s/ Jennifer L. Minton Jennifer L. Minton	Senior Vice President, Finance and Operations (Principal Accounting Officer)	June 29, 2004
/s/ Jeffrey Berg Jeffrey Berg	Director	June 29, 2004
/s/ H. Raymond Bingham H. Raymond Bingham	Director	June 29, 2004
/s/ Michael J. Boskin Michael J. Boskin	Director	June 29, 2004
/s/ Safra A. Catz Safra A. Catz	Director	June 29, 2004
/s/ Hector Garcia-Molina Hector Garcia-Molina	Director	June 29, 2004
/s/ Joseph A. Grundfest Joseph A. Grundfest	Director	June 29, 2004
/s/ Jack F. Kemp Jack F. Kemp	Director	June 29, 2004
/s/ Donald L. Lucas Donald L. Lucas	Director	June 29, 2004
/s/ Charles E. Phillps, Jr. Charles E. Phillips, Jr.	Director	June 29, 2004

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Exhibits

Exhibit
Number
4.01(1)	Amended and Restated Preferred Shares Rights Agreement, dated March 31, 1998.
4.02(2)	Amendment Number One to the Amended and Restated Preferred Shares Rights Agreement, dated March 22, 1999.
4.03(3)	Specimen Certificate of Registrant’s Common Stock.
5.01	Opinion of Counsel, with respect to issuances pursuant to the Directors’ Plan.
23.01	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.02	Consent of Counsel (included in Exhibit 5.1).
24.01	Power of Attorney (included on signature page).
99.01(4)	Oracle Corporation Amended and Restated 1993 Directors’ Stock Plan.

(1)	Incorporated by reference to the Form 8-A/A filed on March 31, 1998.
(2)	Incorporated by reference to the Form 8-A/A filed on March 22, 1999.
(3)	Incorporated by reference to the Form 10-K filed on August 10, 2001.
(4)	Incorporated by reference to the Form 10-Q filed on December 18, 2003.

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